NIKOLA PRODUCES 43, WHOLESALES 40 HYDROGEN FUEL CELL ELECTRIC TRUCKS FOR U.S. CUSTOMERS IN Q1 2024

PHOENIX – April 4, 2024 – It was a productive Q1 for Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, as the company produced 43 and wholesaled 40 Class 8 Nikola hydrogen fuel cell electric vehicles. In addition, the Nikola team has commenced the return process for the BEV “2.0” trucks to customers.

“We are on track for a successful 2024 by continuing the momentum set in 2023,” said Nikola CEO Steve Girsky. “It’s about more than just setting goals. It’s about following through on our commitments. This includes not only the production and sale of our hydrogen fuel cell electric trucks but also the start of returns for our battery-electric trucks to customers.”

All trucks wholesaled to Nikola dealers are destined for end customers. The three remaining hydrogen fuel cell electric trucks in finished goods inventory at the end of the quarter have already been allocated and will be delivered in early April.

“We anticipate further sales growth in future quarters as our HYLA hydrogen fueling solutions come online. This includes our recently celebrated first modular refueling station in Ontario, Calif., as well as our first Canadian refueling station in Edmonton, Alberta,” continued Girsky. “It’s rewarding for our team to see us out on the field, leading the effort for the decarbonization of the industry.”

The Nikola hydrogen fuel cell and battery-electric vehicles are assembled in Coolidge, Ariz.

NOTE: Nikola has not completed its quarterly review process or the preparation of its financial statements for the first quarter ended March 31, 2024. Nikola will announce information regarding Q1 2024 financial results soon.

ABOUT NIKOLA CORPORATION
Nikola Corporation's mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming transportation and over-the-road freight services. With our Class 8 vehicles, including battery-electric and hydrogen fuel cell electric trucks, and our energy brand, HYLA, we are driving the advancement of the complete hydrogen refueling ecosystem. This encompasses supply, distribution, and dispensing, reflecting our commitment to sustainable practices and a cleaner future.

Nikola is based in Phoenix, Ariz. with a manufacturing facility in Coolidge, Ariz.

Experience our journey to achieve your sustainability goals at nikolamotor.com or engage with us on social media via Facebook @nikolamotorcompany, Instagram @nikolamotorcompany, YouTube @nikolamotorcompany, LinkedIn @nikolamotorcompany or Twitter @nikolamotor.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to: the belief that the Company is on track for a successful 2024; the Company’s plans to follow through on its commitments, including the production and sale of hydrogen fuel cell electric trucks and the start of returns for battery-electric trucks to customers; expectations relating to trucks that are wholesaled and remaining hydrogen fuel cell electric trucks, including expected timing of deliveries thereof; and expectations relating to sales growth. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: completion of the Company’s review of its first quarter results; changes to assumptions underlying vehicle sales and deliveries; the ability of the Company to access sufficient capital to meet its requirements and fund its business; manufacturing delays and difficulties; risks related to the rollout of the Company’s hydrogen fueling infrastructure and the timing thereof; construction risks and delays; the availability of access to hydrogen refueling facilities; the level of and cancellation of customer orders; risks associated with manufacturing batteries and fuel cell power modules; variations in and characteristics of the hydrogen fueling location, including but not limited to fueling hardware and software protocol, fuel amount, and fueling conditions, any of which may affect refueling times; the Company’s ability to remain listed on Nasdaq; and the factors, risks and uncertainties described in the "Risk Factors" section of the Company's annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC, as amended, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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